UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2004

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, FL		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	904-301-4451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

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Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2004, the Registrant and Robert M. Rhodes, Executive Vice President of the Registrant, entered into a Retirement Agreement. The agreement provides that Mr. Rhodes will retire from his employment with the Registrant effective March 1, 2005. The agreement also provides that upon retirement the Registrant will pay to Mr. Rhodes long term incentive compensation ("LTIC") in accordance with the terms of the LTIC agreement between the Registrant and Mr. Rhodes dated as of August 21, 2001, calculated as if Mr. Rhodes' employment continued through December 31, 2005. Mr. Rhodes will not receive any further grants of stock options or restricted stock. Mr. Rhodes will serve as a consultant to the Registrant through December 31, 2005, and agreed to non-compete provisions through that date.

The information in this Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company (Registrant)

August 30, 2004	By:	/s/ Christine M. Marx

Name: /s/ Christine M. Marx
Title: General Counsel and Corporate Secretary

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